UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

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                                  July 27, 2004
                                 Date of Report
                        (Date of Earliest Event Reported)

                           ASANTE' TECHNOLOGIES, INC.
                    (Exact Name as Specified in its Charter)

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          Delaware                    0-22632                  77-0200286
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation                                    Identification Number)

                                  821 Fox Lane
                               San Jose, CA 95131
                    (Address of principal executive offices)

                                 (408) 435-8388
              (Registrant's telephone number, including area code)




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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

          The Company completed a private placement of 6,880,000 shares of its common stock, which raised gross proceeds of $1.72 million. The proceeds will be used for working capital.







                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 27, 2004

                            ASANTE' TECHNOLOGIES, INC.


                            By:  /s/ Jeff Lin
                                ------------------------------------------------
                                Jeff Lin, President
                                (Authorized Officer and Chief Executive Officer)